Exhibit 99.1

Jury Award Against Sophos for $15 Million Affirmed by District Court Judgment
EAST PALO ALTO, CA -- 11/01/16 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, announced today that in Finjan, Inc. v. Sophos Inc. (14-cv-1197-WHO)
the Honorable William H. Orrick entered Judgment in favor of subsidiary, Finjan, Inc. and against Sophos affirming the earlier $15M Jury Verdict and Award entered on September 21, 2016.
"We are pleased that Judge Orrick issued the Judgment so quickly, which suggests to us that the issues tried were clear and the verdict noncontroversial,” said Julie Mar-Spinola, Finjan Holdings’ CIPO. This is our second district court victory in 15 months, wherein all of the asserted patents were found valid and all but one infringed. Significantly, two juries awarded Finjan a total of $65M in damages; confirming that our patent assets remain strong, enforceable, and highly valuable.”
The parties have about 28 days to file post-judgment motions with the District Court, and can file notices of appeal to the Court of Appeals for the Federal Circuit about 30 days after the District Court rules.
Finjan has pending infringement lawsuits against FireEye, Inc., Symantec Corp., Palo Alto Networks, Blue Coat Systems, Inc. and ESET, relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

ABOUT FINJAN HOLDINGS, INC.
Established nearly 20 years ago, Finjan Holdings, Inc. is a globally recognized leader in cybersecurity. Finjan Inc.'s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.
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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.
Investor Contact:
Vanessa Winter | Finjan Holdings, Inc.
Capital Markets Group LLC
(650) 282-3245
investors@finjan.com